EXHIBIT 99.1
Contact: Insignia Systems, Inc. Kristine Glancy, CEO (763) 392-6200

FOR IMMEDIATE RELEASE

INSIGNIA SYSTEMS, INC. ANNOUNCES
Preliminary Fourth Quarter and Full Year 2018 Results

MINNEAPOLIS, MN – January 18, 2019 – Insignia Systems, Inc. (Nasdaq: ISIG) (“Insignia”) today reported information regarding its preliminary unaudited financial results for the fourth quarter of 2018 (“Q4”), fiscal year 2018 and updated expectations for the first half of 2019.

Overview
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Preliminary Q4 2018 net sales ranging from $8.0 to $8.1 million and Q4 2018 pre-tax income results ranging from $0.3 to $0.5 million
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Preliminary fiscal year 2018 net sales ranging from $33.1 to $33.2 million and fiscal year 2018 pre-tax income results ranging from $1.6 to $1.8 million
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Loss of significant clients expected to result in substantial downward pressure in future periods

Insignia expects fourth quarter of 2018 net sales ranging from $8.0 to $8.1 million, roughly flat with fourth quarter of 2017 and expects pre-tax income for the fourth quarter of 2018 ranging from $0.3 to $0.5 million. Preliminary fiscal year 2018 net sales ranging from $33.1 to $33.2 million and fiscal year 2018 pre-tax income results ranging from $1.6 to $1.8 million.

Insignia’s President and CEO Kristine Glancy commented, “Our 2018 results are expected to be the highest net sales the Company has reported in its history, while also delivering significant net profit improvements versus our 2017 and 2016 losses. The Company’s performance has resulted primarily from our focus on retaining and acquiring clients, our expanded product solutions and our increased corporate awareness within our industry. Brand and retailer consolidation, shrinking advertising budgets among consumer-packaged goods manufacturers (“CPGs”) and overall commodity uncertainties continue to place significant pressure on our industry. We have been working diligently to align our overall business and innovation pipeline to capture and anticipate our clients’ needs, while also working to address our transforming industry and significantly increased and focused competition. Behind these efforts, we are excited to share that Insignia generated significant revenue from thirteen new products in 2018. We are proud of our 2018 results and will continue to aggressively pursue expanding both our client and product base where we can build natural scale.”

            Ms. Glancy continued, “As disclosed previously, both retailer and CPG volatility in our POPS program are making our future results difficult to predict. We now have visibility to changes in our retail and CPG network during 2019, inclusive of the pending exit of a significant retailer in the first half of 2019, both because of new and exclusive arrangements with a competitor. These changes are expected to have a significant adverse impact on our financial results in future periods. We are aggressively working towards replacing the lost sales driven by this retailer via continued expansion of new products introduced in 2018, further portfolio expansion in 2019 and new retailer acquisition opportunities. However, based on our recent marketplace success, we expect increased competition to continue with growing focus against Insignia. As evidenced by our success in 2018, we remain committed to managing our overall business by identifying new sales drivers while also aligning both costs and strategic investments, to remain relevant and resilient in the industry. The combination of a dynamic industry along with our talented organization and strong balance sheet gives us confidence in the long-term success of the Company.”

The foregoing preliminary unaudited financial information for the fiscal year and fourth quarter ended December 31, 2018 is based upon estimates and subject to completion of our financial closing procedures and external audit process. Such financial information has been prepared by management solely based on currently available information. The preliminary unaudited financial information does not represent and is not a substitute for a comprehensive statement of financial results, and our actual results may differ materially from these estimates because of final adjustments, the completion of our financial closing procedures including the pending audit of Insignia’s annual financial statements, and other developments after the date of this release.

Insignia expects to release final fourth quarter and full year 2018 results in early March 2019, consistent with our year-end process and prior year timing.

About Insignia Systems, Inc.

Insignia Systems, Inc. markets in-store advertising products, programs and services primarily to both consumer-packaged goods manufacturers and retailers. Insignia has provided in-store media solutions in over 20,000 retail outlets, inclusive of grocery, mass merchants and dollar over the course of 2018. We partner with over 300 consumer packaged goods manufacturers across various categories including center store, refrigerated, frozen and the perimeter. For additional information, contact (800) 874-4648, or visit the Insignia website at www.insigniasystems.com.

Investor inquiries can be submitted to investorrelations@insigniasystems.com.

Cautionary Statement for the Purpose of Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

Statements in this press release that are not statements of historical or current facts are considered forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. The words “anticipates,” “expects,” “estimates,” “seeks,” “will” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these or any forward-looking statements, which speak only as of the date of this press release. Statements made in this press release regarding, such as our preliminary results, expected results for future periods and anticipated changes in our retailer and CPG networks are forward-looking statements. These forward-looking statements are based on current information, which we have assessed and which by its nature is dynamic and subject to rapid and even abrupt changes. As such, actual results may differ materially from the results or performance expressed or implied by such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, including those set forth in our Annual Report on Form 10-K for the year ended December 31, 2017 and additional risks, if any, identified in our Quarterly Reports on Form 10-Q and our Current Reports on Forms 8-K filed with the SEC. Such forward-looking statements should be read in conjunction with the Company's filings with the SEC. Insignia assumes no responsibility to update the forward-looking statements contained in this press release or the reasons why actual results would differ from those anticipated in any such forward-looking statement, other than as required by law.